Exhibit 4.2

FORM OF

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [            ], 2007, is by and among Virgin Mobile USA, Inc., a Delaware corporation (the “Company”), Corvina Holdings Limited, a company incorporated in the British Virgin Islands (“Virgin”), Sprint Ventures, Inc., a Kansas corporation ( “Sprint”), Best Buy Co., Inc., a Minnesota corporation (“Best Buy”) and Freedom Wireless, Inc., a Nevada corporation (“Freedom Wireless”). Virgin, Sprint, Best Buy and Freedom Wireless, together with each Person who becomes a party hereto pursuant to Section 11(c), are referred to individually as a “Shareholder” and together as the “Shareholders”.

WHEREAS, the Company and the Shareholders are parties to that certain Reorganization and Purchase Agreement, dated as of the date hereof, as the same may hereafter be amended from time to time (the “Reorganization Agreement”); and

WHEREAS, in connection with the initial public offering of Class A common stock of the Company (the “IPO”) and the closing of the transactions contemplated by the Reorganization Agreement, the parties hereto desire to enter into this Agreement to provide the Shareholders with certain registration rights with respect to the Common Stock (as defined below).

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Reorganization Agreement:

“Additional Demand Shareholder” shall have the meaning set forth in Section 2(a) hereof.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Allocated Shares” shall have the meaning set forth in Section 2(b) hereof.

“Common Stock” shall mean all shares hereafter authorized of any class of common stock of the Company which has the right to participate in the election of directors of the Company.

“Demand Notice” shall have the meaning set forth in Section 2(a) hereof.

“Demand Shareholders” shall have the meaning set forth in Section 2(a) hereof.

“Demand Registration” shall have the meaning set forth in Section 2(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Initiating Demand Notice” shall have the meaning set forth in Section 2(a) hereof.

“Initiating Demand Shareholder” shall have the meaning set forth in Section 2(a) hereof.

“Joinder Demand Notice” shall have the meaning set forth in Section 2(a) hereof.

“Losses” shall have the meaning set forth in Section 7 hereof.

“Maximum Offering Size” shall have the meaning set forth in Section 2(b) hereof.

“NASD” shall mean the National Association of Securities Dealers, Inc., or any successor entity thereof.

“Percentage Interest” shall mean, at the time of determination with respect to any Shareholder, the voting power collectively held by such Shareholder and its Affiliates as a percentage of the voting power attributable to all shares of Common Stock then outstanding.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 3(a) hereof.

“Piggyback Registration” shall have the meaning set forth in Section 3(a) hereof.

“Public Offering” shall mean the sale of Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registrable Securities” shall mean all shares of Class A Common Stock held directly or indirectly by a Shareholder, including any shares of Class A Common Stock issuable or issued upon conversion or exchange of other securities of the Company or any of its subsidiaries. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144, (iii) they are able to be sold without restriction pursuant to subsection (k) of Rule 144, (iv) they shall have ceased to be outstanding or (v) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registration Statement” shall mean any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities in accordance with the intended methods of distribution thereof pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requested Shares” shall have the meaning set forth in Section 2(b)(i) hereof.

“Requisite Shareholders” shall mean each of Virgin or Sprint, and their respective successors and permitted assigns as long as such successors and permitted assigns hold, directly or together with their respective Affiliates, a Percentage Interest of 10% or more.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Sprint Demand Shareholders” shall have the meaning set forth in Section 2(b) hereof.

“underwritten registration or underwritten offering” shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

“Virgin Demand Shareholders” shall have the meaning set forth in Section 2(b) hereof.

Section 2. Demand Registrations.

(a) Requests for Registration. Subject to the following paragraphs of this Section 2(a), each of the Requisite Shareholders shall have the right from time to time by delivering a written notice to the Company (a “Demand Notice”) to require the Company to register, pursuant to the terms of this Agreement under and in accordance with the provisions of the Securities Act, the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement (a “Demand Registration”); provided, however, that (i) a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by the participating Requisite Shareholders is reasonably expected by such Requisite Shareholders to result in aggregate gross cash proceeds in excess of $50,000,000 (before deducting any underwriting discount or commission); provided that notwithstanding the foregoing or anything to the contrary elsewhere in this Agreement, each Requisite Shareholder shall have the right to deliver an Initiating Demand Notice (as defined below) no fewer than five (5) times and a Joinder Demand Notice (as defined below) no fewer than five (5) times; and (ii) the Company shall not be obligated to effect more than one such Demand Registration in any 180-day period without the consent of a majority of the board of directors.

In the event any Requisite Shareholder (an “Initiating Demand Shareholder”) delivers a Demand Notice (an “Initiating Demand Notice”), each other Requisite Shareholder shall be entitled to join in such demand for registration by delivering written notice thereof (a “Joinder Demand Notice”) to the Company and the Initiating Demand Shareholder within ten (10) Business Days after its receipt of the Notice (as defined below) from the Company, in which case the Initiating Demand Notice shall be deemed to have been delivered jointly by the Initiating Demand Shareholder and each other Requisite Shareholder which delivered a Joinder Demand Notice (each, an “Additional Demand Shareholder” and together with the Initiating Demand Shareholder, the “Demand Shareholders”) as of the date of the receipt by the Company of the Initiating Demand Notice and for the number of Registrable Securities set forth in the Initiating Demand Notice with respect to the Initiating Demand Shareholder and in the respective Joinder Demand Notice with respect to each Additional Demand Shareholder.

Following receipt of an Initiating Demand Notice, the Company shall file a Registration Statement with respect to the Registrable Securities covered in such Initiating Demand Notice and, if applicable, in any related Joinder Demand Notices, and otherwise requested to be included in such Registration Statement in accordance with this Section 2(a), as promptly as practicable, but not later than 45 days after receipt of such Initiating Demand Notice, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof. Any Demand Registration may be required by the Requisite Shareholders making such demand to be on an appropriate form under the Securities Act (including Form S-3ASR or any successor form that becomes effective upon filing with the SEC if the Company is then eligible to use such form) in accordance with the methods of distribution set forth in the Registration Statement and Rule 415 under the Securities Act.

No Demand Registration shall be deemed to have occurred for purposes of this Section 2 if the Registration Statement relating thereto (i) does not become effective, (ii) is not maintained effective for the period required pursuant to this Section 2, or (iii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction or similar order or requirement of the SEC during such period in which case such Requisite Shareholders shall be entitled to an additional Demand Registration, as the case may be, in lieu thereof.

Within 10 days after receipt by the Company of an Initiating Demand Notice, the Company shall give written notice (the “Notice”) of such Initiating Demand Notice to all other holders of Registrable Securities and shall, subject to the provisions of Section 2(b) hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within 15 days after such Notice is given by the Company to such holders.

All requests made pursuant to this Section 2 will specify the number of Registrable Securities to be registered and the intended methods of disposition thereof. Each holder of Registrable Securities which has requested to include Registrable Securities in any Registration Statement pursuant to this Section 2(a) shall furnish to the Company in writing such other information regarding such holder and the distribution proposed by such holder as the Company reasonably requests specifically for use in connection with such Registration Statement.

The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least 270 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(b) Priority on Demand Registration.

If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the holders of such securities in writing that in its view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such firm commitment underwritten offering the number of Registrable Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering (the “Maximum Offering Size”), and such number of Registrable Securities shall be allocated as follows:

(i) first, the securities for which inclusion in such Demand Registration was requested by the Demand Shareholders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, such that each Demand Shareholder sells the number of Registrable Securities (the “Allocated Shares”) equal to either (1) if the number of Registrable Securities for which inclusion in such Demand Registration was requested by such Demand Shareholder (such number, the “Requested Shares”) is equal to, or less than, 50% of the Maximum Offering Size, then the Requested Shares; or (2) if the Requested Shares are greater than 50% of the Maximum Offering Size, then the number of Registrable Securities equal to the greater of (A) 50% of the Maximum Offering Size and (B) the difference between (w) the Maximum Offering Size and (x) the number of Registrable Securities for which inclusion in such Demand Registration was requested by the other Demand Shareholder; provided that for the purposes of the allocation in this Section 2(b)(i), (y) Sprint and its successors and permitted assigns that are each Requisite Shareholders and are participating in such offering (the “Sprint Demand Shareholders”) shall be deemed to constitute one Demand Shareholder and (z) Virgin and its successors and permitted assigns that are each Requisite Shareholders and are participating in such offering (the “Virgin Demand Shareholders”) shall be deemed to constitute one Demand Shareholder; and provided further, that following the allocation described above, each of Sprint and Virgin shall have the right to determine the further allocation of their respective Allocated Shares among the Sprint Demand Shareholders and the Virgin Demand Shareholders, respectively, in their sole discretion;

(ii) second, among the other holders of Registrable Securities on the basis of the percentage of the Registrable Securities owned directly or indirectly by each such Shareholder or other Person pro rata relative to the number of Registrable Securities owned directly or indirectly by all such Persons; and

(iii) third, the securities for which inclusion in such Demand Registration was requested by the Company.

For purposes of any underwriter cutback, all Registrable Securities held by any Shareholder shall also include any Registrable Securities held by the shareholders or Affiliates of such holder, or the estates and family members of any such holder, any trusts for the benefit of any of the foregoing persons and, at the election of such holder or such trusts or Affiliates, any charitable organization, in each case to which any of the foregoing shall have distributed, transferred or contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering; provided that such distribution, transfer or contribution occurred not more than 90 days prior to such execution, and such holder and other persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

(c) Postponement of Demand Registration. The Company shall be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 60 days, the filing of a Registration Statement if the Company delivers to the holders requesting registration a certificate signed by both the chief executive officer and chief financial officer of the Company certifying that, in the good faith judgment of the board of directors of the Company, based on the advice of counsel, such registration and offering would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The holders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 5(p). If the Company shall so postpone the filing of a Registration Statement, each of the Requisite Shareholders shall have the right to withdraw its request for registration by giving written notice to the Company within 20 days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the holders.

(d) Cancellation of Demand Registration. Each Requisite Shareholder that delivered (or is deemed to have delivered) the Demand Notice pursuant to this Section 2 shall have the right to withdraw from such registration by a written notice to the Company, in which event the Company shall abandon or withdraw such registration statement; provided, however, that if the Company and the other Shareholders participating in such registration have requested to be included in such registration Registrable Securities in the aggregate amount of at least $50,000,000, then the Company and such other Shareholders shall have the right to continue with such registration regardless of the withdrawal of the Requisite Shareholder that initially delivered the Demand Notice.

Section 3. Piggyback Registration.

(a) Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 2, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto relating to shares of Common Stock to be issued solely in connection with (i) any acquisition of another entity or business or (ii) a stock option or any other employee benefit or dividend reinvestment plan), then, each such time, the Company shall give prompt written notice of such proposed filing at least twenty (20) days before the anticipated filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include in such registration statement the number of Registrable Securities as each such holder may request (a “Piggyback Registration”). Subject to Section 3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after notice has been given to the applicable holder. Each holder of Registrable Securities which has requested to include Registrable Securities in any Registration Statement pursuant to this Section 3(a) shall furnish to the Company in writing such other information regarding such holder and the distribution proposed by such holder as the Company reasonably requests specifically for use in connection with such Registration Statement. The eligible holders of Registrable Securities shall be permitted to withdraw all or part of the Registrable

Securities from a Piggyback Registration at any time at least two business days prior to the effective date of such Piggyback Registration. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (i) 180 days after the effective date thereof and (ii) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement.

(b) Priority on Piggyback Registrations. The Company shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Registrable Securities requested to be included in the registration for such offering to include all such Registrable Securities on the same terms and conditions as any other shares of capital stock, if any, of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Company in writing that it is their good faith opinion that the total number or dollar amount of securities that such holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the success of such offering, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows:

(i) first, the number of shares of Common Stock proposed to be registered by the Company; and

(ii) second, among the other holders of Registrable Securities on the basis of the percentage of the Registrable Securities owned directly or indirectly by each such Shareholder or other Person pro rata relative to the number of Registrable Securities owned directly or indirectly by all such Persons.

For purposes of any underwriter cutback, all Registrable Securities held by any Shareholder shall also include any Registrable Securities held by the shareholders or Affiliates of such holder, or the estates and family members of any such holder, any trusts for the benefit of any of the foregoing persons and, at the election of such holder or such trusts or Affiliates, any charitable organization, in each case to which any of the foregoing shall have distributed, transferred or contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering; provided that such distribution, transfer or contribution occurred not more than 90 days prior to such execution, and such holder and other persons shall be deemed to be a single selling holder, and any pro rata reduction with respect to such selling holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included in such selling holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

(c) Shelf Take-Downs. At any time that a shelf registration statement covering Registrable Securities pursuant to Section 2 or this Section 3 is effective, if any holder or group of holders of Registrable Securities delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included by it on the shelf registration statement (a “Shelf Underwritten Offering”)

and stating the number of the Registrable Securities to be included in the Shelf Underwritten Offering, then, the Company shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to this Section 3(c)). In connection with any Shelf Underwritten Offering:

(i) such proposing holder(s) shall also deliver the Take-Down Notice to all other Shareholders included on such shelf registration statement and permit each such Shareholder to include its Registrable Securities included on the shelf registration statement in the Shelf Underwritten Offering if such Shareholder notifies the proposing Shareholders and the Company within one business day after delivery of the Take-Down Notice to such holder; and

(ii) in the event that the underwriter determines that marketing factors (including an adverse effect on the per share offering price) require a limitation on the number of shares which would otherwise be included in such take-down, the underwriter may limit the number of shares which would otherwise be included in such take-down offering in the same manner as is described in Section 2(b) with respect to a limitation of shares to be included in a registration.

(d) Postponement of Registrations. The Company shall be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 60 days, the filing of any Registration Statement or any offering pursuant to this Section 3 if the Company delivers to the holders participating in any such registration or offering a certificate signed by both the chief executive officer and chief financial officer of the Company certifying that, in the good faith judgment of the board of directors of the Company, based on the advice of counsel, such registration or offering would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The holders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 5(p). If the Company shall so postpone any registration or offering, each of the holders of Registrable Securities participating in such registration or offering shall have the right to withdraw its request for registration by giving written notice to the Company within 20 days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the holders.

Section 4. Restrictions on Public Sale by Holders of Registrable Securities; Restrictions on the Company. Each holder of Registrable Securities agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 2 or Section 3 hereof (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Company’s common equity (or securities convertible into or exchangeable or exercisable for common equity) (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another any of the economic consequences of owning the Common Stock, or to give any Demand Notice during the 90-day period commencing on the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such Public Offering shall be made, plus such extension period, which shall be no longer than 17 days, as may be proposed by the managing underwriter to address NASD regulations regarding the publishing of research, or such lesser period as is required by the managing underwriter. Notwithstanding the foregoing, any discretionary waiver or termination of this lock-up provision by the Company or the underwriters with respect to either of the Requisite Shareholders shall apply to the other Requisite Shareholder as well, pro rata based upon the number of shares subject to such obligations.

If any registration pursuant to Section 2 of this Agreement shall be in connection with any underwritten Public Offering, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto relating to shares of Common Stock to be issued solely in connection with (i) any acquisition of another entity or business or (ii) a stock option or any other employee benefit or dividend reinvestment plan) for its own account, within 90 days (or such shorter periods as the managing underwriters may agree to with the Requisite Shareholders) after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such Public Offering shall be made, plus such extension period, which shall be no longer than 17 days, as may be proposed by the managing underwriter to address NASD regulations regarding the publishing of research.

Section 5. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 and Section 3 hereof, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a) Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the holders thereof or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such registration); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Shareholders who are including Registrable Securities in such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not include any information relating to a Requisite Shareholder in any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration or Piggyback Registration to which the Requisite Shareholder (if such Registration Statement includes Registrable Securities of such Requisite Shareholder), shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, the inclusion of such information is necessary to comply with applicable law.

(b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

(c) Notify each selling holder of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5(o) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Use its reasonable best efforts to avoid the issuance of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, or, if issued, to obtain the withdrawal or lifting of any such order or suspension as promptly as practicable.

(e) If requested by the managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law.

(f) Furnish or make available to each selling holder of Registrable Securities, and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter).

(g) Deliver to each selling holder of Registrable Securities, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 5, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(i) Cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two (2) business days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten (10) business days prior to having to issue the securities.

(j) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

(k) Upon the occurrence of any event contemplated by Section 5(c)(ii), 5(c)(iii), 5(c)(iv), 5(c)(v) or 5(c)(vi) above, prepare as promptly as practicable a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l) Prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.

(m) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

(n) Use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time, or will be immediately following the offering, listed on such exchange.

(o) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling holders of such Registrable Securities opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling holders of the Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent registered public accounting firm of the Company (and, if necessary, any other independent registered public accounting firms of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 7 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Requisite Shareholders and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 5(o)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

(p) Make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is determined in good faith by the Company in writing to be not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law, (iii) disclosure of such information, in the opinion of counsel, to such Person is necessary or advisable to defend such Person in any litigation relating to any such disposition or proposed disposition of Registrable Securities, (iv) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person or (v) such information becomes available to such Person from a source other than the Company and such source is not known by such Person to be bound by a confidentiality agreement with the Company. In the case of a proposed disclosure pursuant to (i), (ii) or (iii) above, such Person shall use its reasonable best efforts to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law.

(q) Cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in “road shows”) taking into account the Company’s business needs.

(r) Cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

(s) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, as soon as reasonably practicable, but not more than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering or (ii) if not sold to underwriters in such an offering, commencing on the first day of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv), 5(c)(v) or 5(c)(vi) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however that the Company shall extend the time periods under Section 2 and Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

Section 6. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company (including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) of compliance with securities or Blue Sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 5(h)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by a Requisite Shareholder or the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, (vi) fees and disbursements of all independent registered public accounting firms referred to in Section 5(o)(iii) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, and (vii) (A) reasonable fees and disbursements of counsel for each of the Requisite Shareholders, and (B) if none of such Requisite Shareholders is participating in the offering, reasonable fees and disbursements of one counsel for holders of Registrable Securities whose shares are included in a Registration Statement, which counsel in the case of this clause (B) shall be selected by the holders of a majority of the Registrable Securities included in such Registration Statement) shall be borne by the Company whether or not any Registration Statement is filed or becomes effective. In addition, the Company shall bear all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

The Company shall not be required to pay (i) except as noted above, fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter (except as set forth in clauses 6(i)(B) and 6(vii)), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company), or (iii) any other expenses of the holders of Registrable Securities not specifically required to be paid by the Company pursuant to the first paragraph of this Section 6.

Section 7. Indemnification.

(a) Indemnification by the Company. The Company shall, and shall cause each of its subsidiaries to, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law and on a joint and several basis, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, or other offering document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company or of the Exchange Act or any rule or regulation thereunder applicable to the Company, and will reimburse each Holder Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission by any holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, or other offering document in reliance upon and in conformity with written information furnished to the Company by such holder or underwriter. It is agreed that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed). Such indemnity agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee and shall survive the transfer of Registrable Securities by any such Holder Indemnitee.

(b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities includes Registrable Securities, such holder of Registrable Securities agrees to indemnify, to the fullest extent permitted by law, severally and not jointly, the Company, each other holder of Registrable Securities which includes Registrable Securities in such Registration Statement, their respective directors and officers and each Person who controls the Company and such holders (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (collectively, “Company/Holder Indemnitees”), from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, or other offering document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each

Company/Holder Indemnitee for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, or other offering document in reliance upon and in conformity with written information furnished to the Company by such holder expressly for inclusion in such Registration Statement, Prospectus, or other offering document; provided, however, that the obligations of such holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of each selling holder of Registrable Securities hereunder shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities giving rise to such indemnification obligation. In addition, insofar as the foregoing indemnity relates to any such untrue statement or omission made in a preliminary Prospectus but eliminated or remedied in an amended or supplemented preliminary Prospectus on file with the SEC at the time the Registration Statement becomes effective, or in any amendment or supplement thereto at or prior to the pricing of the sale of the Registrable Securities giving rise to the indemnification obligation, and such new preliminary Prospectus or amendment or supplement thereto is delivered to the underwriter, the indemnity agreement in this Section 7(b) shall not inure to the benefit of any Person if a copy of such amended or supplemented preliminary Prospectus was not furnished to the Person asserting the Loss at or prior to the pricing of the sale of the Registrable Securities giving rise to the indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Proceeding, to, unless in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the indemnifying party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; or (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall have the right to employ counsel and to assume the defense of such claim or proceeding; provided, further, however, that the indemnifying party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (in addition to appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds to the indemnifying party from the sale of the Registrable Securities sold in a transaction that resulted in Losses in respect of which contribution is sought in such proceeding pursuant to this Section 7(d), exceed the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the indemnifying parties may otherwise have to the indemnified parties. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 8. Rule 144; Rule 144A.

(a) At all times after the effective date of the first registration statement filed by the Company under the Securities Act or the Exchange Act, the Company shall (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, (ii) take such further action as any holder of Registrable Securities may reasonably request, and (iii) furnish to each holder of Registrable Securities forthwith upon written request, (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Company, and (z) such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of Rule 144, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

(b) At any time that the Company is not subject to the reporting requirements of the Exchange Act, each holder of Registrable Securities and each prospective holder of Registrable Securities who may consider acquiring Registrable Securities in reliance upon Rule 144A under the Securities Act (or any successor or similar rule then in force) (“Rule 144A”) shall have the right to request from the Company, and the Company will provide upon such request, such information regarding the Company and its business, assets and properties, if any, as is at the time required to be made available by the Company under the Rule 144A so as to enable such holder to transfer Registrable Securities to such prospective holder in reliance upon Rule 144A.

Section 9. Underwritten Registrations. If any offering pursuant to a Registration Statement filed in connection with a Demand Registration is an underwritten offering, the Requisite Shareholders that delivered (or are deemed to have delivered) such Demand Notice pursuant to Section 2 of this Agreement shall have the right to jointly select the managing and other underwriters to administer the offering, subject to approval by the Company, not to be unreasonably withheld. The Company shall have the right to select the managing and other underwriters to administer any offering in connection with any Piggyback Registration.

No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such customary underwriting arrangements, provided that such Person shall not be required to make any representations or warranties other than those related to title and ownership of shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, or other offering document in reliance upon and in conformity with written information furnished to the Company or the managing underwriter by such Person and provided further, that such Person’s liability in respect of such representations and warranties shall not exceed such Person’s gross proceeds from the offering.

Section 10. Other Agreements. The Company covenants and agrees that neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date hereof, enter, into any agreement with respect to its securities that is inconsistent with the rights granted to the Shareholders in this Agreement or otherwise conflicts with the provisions hereof. The Company covenants and agrees that, so long as any Person holds any Registrable Securities in respect of which any registration rights provided for in Section 2 or 3 of this Agreement remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of (a) rights of registration in the nature or substantially in the nature of those set forth in Section 2 or 3 of this Agreement that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration, (b) rights of registration in the nature or substantially in the nature of those set forth in Section 2 or 3 of this Agreement that would be pari passu with the Registrable Securities with respect to the inclusion of such securities in any registration, unless otherwise consented to by the Requisite Shareholders or (c) demand registration rights exercisable prior to such time as the Requisite Shareholders can first exercise their rights under Section 2.

Section 11. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of each of the Requisite Shareholders; provided, however, that any modification or amendment of this Agreement that would subject any Shareholder to adverse differential treatment relative to the other Shareholders shall require the agreement of the differentially treated Shareholder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(b) Notices. All notices required to be given hereunder shall be in writing and shall be personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties):

if to the Company, to its principal executive offices:

Virgin Mobile USA, Inc.

10 Independence Boulevard

Warren, NJ 07059

Attention: General Counsel

Telecopy: (908) 607-4017

Confirmation: (908) 607-4078

if to Virgin:

Virgin Mobile USA Holdings L.P.

c/o Virgin USA, Inc.

65 Bleecker Street, 6th floor

New York, NY 10012

Attention: Frances Farrow

Telecopy: (212) 497-9051

Confirmation: (212) 981-3923

with a copy to:

Virgin Management Ltd.

120 Campden Hill Road

London W8 7A3

United Kingdom

Attention: The Company Secretary

Telecopy: +44 207 313 2085

Confirmation: +44 207 313 2000

and a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett, LLP

425 Lexington Avenue

New York, NY 10017

Attention: Alan M. Klein

Joe Kaufman

Telecopy: (212) 455-2502

if to Sprint:

Sprint Ventures, Inc.

6200 Sprint Parkway

KSOPHF0202-2B579

Overland Park, Kansas 66251

Attention: Vice President, Corporate Development

Telecopy: (913) 523-2785

Confirmation: (913) 794-1351

with a copy to:

Sprint Nextel Corporation

6200 Sprint Parkway

KSOPHF0302-3B626

Overland Park, Kansas 66251

Attention: Legal

Telecopy: (913) 523-9803

Confirmation: (913) 794-1509

and a copy (which shall not constitute notice) to:

King & Spalding LLP

1185 Avenue of the Americas

New York, New York 10036

Attention: E. William Bates, II, Esq.

Telecopy: (212) 556-2222

Confirmation: (212) 556-2100

if to Best Buy:

Best Buy Co., Inc.

7601 Penn Avenue South

Richfield MN 55423

Attention: Christian Tapernoux

Jennifer Schaidler

Telecopy: (612) 292-2323

and a copy (which shall not constitute notice) to:

Best Buy Co., Inc.

7601 Penn Avenue South

Richfield MN 55423

Attention: General Counsel

Telecopy: (612) 292-2323

if to Freedom Wireless:

Freedom Wireless Inc.

132 South Central, Suite 232

Phoenix, AZ 85004

Attn: Larry Day

Tel: 602-664-1053

Fax:

Email: larryday@earthlink.net

Any such notice shall be deemed given and effective upon actual receipt (or refusal of receipt).

(c) Successors and Assigns; Shareholder Status. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Shareholders. The rights of each Shareholder hereunder, including the right to have the Company register Registrable Securities in accordance with the terms hereof, shall be automatically assignable by each Shareholder to any Person who is the transferee of such Registrable Securities, or the securities into which such Registrable Securities are convertible into or exchangeable for, to which such rights relate; provided, however, that such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Company an Addendum Agreement substantially in the form of Exhibit A hereto promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Shareholder for purposes of this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(i) Securities Held by the Company or its subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(j) Term of Registration Rights. The registration rights granted pursuant to this Agreement shall terminate with respect to a Shareholder on the date on which such Shareholder ceases to own Registrable Securities or securities which are convertible into or exchangeable for Registrable Securities; provided, that, for the avoidance of doubt, any underwriter lock-up that a Shareholder has executed prior to a Shareholder’s termination in accordance with this clause shall remain in effect in accordance with its terms.

(k) Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

(l) Consent to Jurisdiction. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in New York, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in the paragraph above by the mailing of a copy thereof in the manner specified by the provisions of subsection (b) of this Section 11.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VIRGIN MOBILE USA, INC.

By:
Name:
Title:

[Registration Rights Agreement Signature Page]

CORVINA HOLDINGS LIMITED

By:
Name:
Title:

[Registration Rights Agreement Signature Page]

SPRINT VENTURES, INC.

By:
Name:
Title:

[Registration Rights Agreement Signature Page]

BEST BUY CO., INC.

By:
Name:
Title:

[Registration Rights Agreement Signature Page]

FREEDOM WIRELESS, INC.

By:
Name:
Title:

[Registration Rights Agreement Signature Page]

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement is made this          day of                     , 20        , by and between                                          (the “New Shareholder”) and Virgin Mobile USA, Inc. (the “Company”), pursuant to a Registration Rights Agreement dated as of [ ], 2007 (as the same may be amended from time to time, the “Agreement”), between and among the Company and the Shareholders. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Company has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement; and

WHEREAS, the New Shareholder has acquired Registrable Securities directly or indirectly from a Shareholder; and

WHEREAS, the Company and the Shareholders have required in the Agreement that all persons desiring registration rights must enter into an Addendum Agreement binding the New Shareholder to the Agreement to the same extent as if it were an original party thereto;

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Shareholder acknowledges that it has received and read the Agreement and that the New Shareholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement and shall be deemed to be a Shareholder thereunder.

New Shareholder

Address (for notices pursuant to Section 11(b) of the Agreement):

AGREED TO on behalf of VIRGIN MOBILE USA, INC. pursuant to Section 11(c) of the Agreement.

VIRGIN MOBILE USA, INC.

By:
Name:
Title: